Exhibit 4.1

RESPECT YOUR UNIVERSE, INC.
SUBSCRIPTION AGREEMENT
COMMON STOCK AND WARRANTS

This SUBSCRIPTION AGREEMENT (the “Agreement”) dated as of June 20, 2011 between Respect Your Universe, Inc., a Nevada corporation (the “Company”), and the persons who execute this agreement as investors (each an “Investor” and, collectively, the “Investors”).

WITNESSETH:

WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase, an aggregate of up to 4,166,667 Units at a price of $0.60 per Unit (“Unit Price”) with each Unit consisting of (i) one share of Common Stock (as defined below) of the Company (the “Shares”), and (ii) one 2-year warrant to purchase one share of Common Stock (the “Warrant Shares”), in substantially the form attached hereto as Exhibit 1 (the “Warrants”), exercisable at $1.80 per share (“Exercise Price”);

WHEREAS, unless defined elsewhere herein, the following terms appearing herein shall have the following meanings:

“Certificate of Incorporation” means the Certificate of Incorporation of the Company filed with the Secretary of State of the State of Nevada.

“Common Stock” shall mean the Company’s common stock $0.001 par value per share.

The term “corporation” shall mean any corporation, association, joint stock company, business trust, limited liability company or other similar organization.

“Governmental Body” shall mean any: (a) nation, state, commonwealth, province, municipality, or district; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

“Knowledge” or “Knowledgeable” shall mean the actual knowledge of the Company’s Chief Executive Officer and Chief Financial Officer.

“Material Adverse Effect” shall mean a material adverse effect on the operations, assets, liabilities, financial condition or business of the Company.

“Material Agreement” shall mean any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected.

“Own” shall mean own beneficially, as that term is defined in the rules and regulations of the SEC.

“SEC” shall mean the Securities and Exchange Commission.

“Securities” shall mean the Shares and the Warrants.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:

1.             Purchase and Sale of Stock.

1.1.           Sale and Issuance of Securities.

(a)            The Company shall sell to the Investors and the Investors shall purchase from the Company, up to 4,166,667 Units at a price per Unit equal to the Unit Price.

(b)           The amount of Units to be purchased by each Investor from the Company is set forth on Schedule 1.1(b) hereto, subject to acceptance, in whole or in part, by the Company.

1.2.           Securities Transfer

(a)           each Investor purchasing Securities shall deliver to the Company by wire transfer or such other method of payment as the Company shall approve, an amount equal to the purchase price of the Units purchased by such Investor hereunder, as set forth opposite such Investor’s name on the signature pages hereof; and

(b)           the Company shall authorize Quicksilver Stock Transfer, its transfer agent (the “Transfer Agent”), to arrange delivery to Purchaser one or more stock certificates registered in the name of the Investor, or in such nominee name(s) as designated by the Investor in writing, representing the number of Shares equal to the number of Units purchased by the Investor; and

(c)           the Company shall issue and deliver to Purchaser for each Investor the number of Warrants equal to the number of Shares as determined under Section 1.2(b).

1.3           Minimum Investment.  The minimum investment by per Investor is 8,000 Units.

2.             Representations, Warranties and Covenants of the Company.  The Company hereby represents and warrants to, and covenants with, each of the Investors as follows:

2.1.           Corporate Organization; Authority; Due Authorization.

(a)           The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own or lease its properties as and in the places where such business is conducted and to carry on its business as conducted and (iii) is duly qualified as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify, individually or in the aggregate, would have a Material Adverse Effect.

(b)           As of the date of this Agreement, the Company (i) has the requisite corporate power and authority to execute, deliver and perform this Agreement and the Warrants to which it is a party and to incur the obligations herein and therein and (ii) has been authorized by all necessary corporate action to execute, deliver and perform this Agreement and Warrants to which it is a party and to consummate the transactions contemplated hereby and thereby (the “Contemplated Transactions”).  Each of this Agreement and the Warrants is a valid and binding obligation of the Company, enforceable in accordance with its terms except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity) and except as set forth in Section 2.4.

2.2.           Capitalization.

(a)           As of the date of this Agreement, the authorized capital stock of the Company consists of 500,000,000 shares of Common Stock, 0.001 par value per share, of which 31,342,500 of Common Stock are outstanding.

(b)           As of the date of this Agreement, except for the Warrants and except as disclosed in the Company’s SEC filings, there are (i) no outstanding subscriptions, warrants, options, conversion privileges or other rights or agreements obligating the Company to purchase or otherwise acquire or issue any shares of capital stock of the Company (or shares reserved for such purpose), (ii)  no preemptive rights or contracts to which the Company is a party or rights of first refusal with respect to the issuance of additional shares of capital stock of the Company, including without limitation the Shares and the Warrant Shares, and (iii) no commitments or understandings (oral or written) of the Company to issue any shares, warrants, options or other rights.  None of the shares of Common Stock are subject to any stockholders’ agreement, voting trust agreement or similar arrangement or understanding to which the Company is a party.  The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

2.3.           Validity of Shares.  As of the date of this Agreement, the issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Company, and, when issued to, delivered to, and paid for by the Investors in accordance with this Agreement, the Shares will be validly issued, fully paid and non-assessable.

2.4.           Warrant Shares.  The Warrant Shares issuable upon exercise of the Warrants will be duly reserved for issuance upon such exercise and, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

2.5.           Private Offering.  Neither the Company nor anyone acting on its behalf has within the last 12 months issued, sold or offered any security of the Company (including, without limitation, any Common Stock or warrants or similar tenor to the Warrants) to any person under circumstances that would cause the issuance and sale of the Securities or any other Contemplated Transaction to be subject to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  Except as contemplated by the Agreement, neither the Company nor anyone acting on its behalf will offer the Securities or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Securities subject to the registration requirements of Section 5 of the Securities Act.

2.6.           Brokers and Finders; Legal Fees.

(a)           The Company has not retained any investment banker, broker or finder in connection with the Contemplated Transactions.

(b)           The Company agrees to pay MacDonald Tuskey the legal fees of Investors involved in this offering not to exceed $5,000.

2.7.           Subsidiaries.  The Company has no Subsidiaries and does not otherwise directly or indirectly control any other business entity. The Company does not Own directly or indirectly any interest or investment (whether equity or debt) in any corporation.

2.8.           No Conflict; Required Filings and Consents.

(a)           As of the date of this Agreement, the execution, delivery and performance of this Agreement and the Warrants by the Company do not, and the consummation by the Company of the Contemplated Transactions will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any Material Agreement; except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay consummation of any of the Contemplated Transactions in any material respect or otherwise prevent the Company from performing its obligations under this Agreement or the Warrants in any material respect, and would not, individually or in the aggregate, have a Material Adverse Effect.

(b)           Assuming the accuracy of the representations and warranties of the Investors set forth in Section 3 herein, the execution and delivery of this Agreement and the Warrants by the Company do not, and the consummation by the Company of the Contemplated Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body or violate any state securities or “blue sky” laws (“Blue Sky Laws”).

2.9.           Compliance.  The Company is not in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to it or by which any property or asset of the Company is bound or affected (“Legal Requirement”) or (ii) any Material Agreement, in each case except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.  The Company has not received any written notice or communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.  The Company has obtained all licenses, permits, and other authorizations and has taken all actions required by applicable law or governmental regulations in connection with its business as now conducted, where the failure to obtain any such item or to take any such action would have, individually or in the aggregate, a Material Adverse Effect.  None of the Company, or to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company has used any corporate funds for unlawful contributions, payments, gifts or entertainment or for the payment of other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to governmental or regulatory officials or others.

2.10.         SEC Documents.  The information contained in the following documents, did not, as of the date of the applicable document, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective filing dates or, if amended, as so amended (the following documents, collectively, the “SEC Documents”), provided that the representation in this sentence shall not apply to any misstatement or omission in any SEC Document filed prior to the date of this Agreement which was superseded by a subsequent SEC Document filed prior to the date of this Agreement:

(a)           the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended by Form 10-K/A filed on June 13, 2011; and

(b)           the Company’s Quarterly Report on Form 10-Q for the quarter ended on March 31, 2011, as amended by Form 10-Q/A filed on June 13, 2011.

2.11.           Litigation.  There are no claims, actions, suits, investigations, inquiries or proceedings (“Actions”) pending against the Company or, to the knowledge of the Company, threatened against the Company, or any officer, director, employee or agent thereof in his or her capacity as such, at law or in equity, or before or by any court, tribunal, arbitrator, mediator or any federal or state commission, board, bureau, agency or instrumentality that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

2.12.           Disclosure.  No representation or warranty of the Company herein contains as of the date of this Agreement any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3.             Representations and Warranties of the Investors.  Each Investor represents and warrants to the Company as follows:

3.1.           Authorization.   Each Investor (i) has full power and authority to execute, deliver and perform this Agreement and the Warrants to which it is a party and to incur the obligations herein and therein and (ii) if applicable, has been authorized by all necessary corporate action to execute, deliver and perform this Agreement and the Warrants and to consummate the Contemplated Transactions.  Each of this Agreement and the Warrants is a valid and binding obligation of Investor enforceable in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).

3.2.           Brokers and Finders.  Such Investor has not retained any investment banker, broker or finder in connection with the Contemplated Transactions.

3.3.           Securities Laws Representations and Covenants of Investors.

(a)           This Agreement is made with each Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Securities to be received by such Investor will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof such that such Investor would constitute an “underwriter” under the Securities Act.  The Investor has not granted any right to any other person to acquire the Securities purchased by such Investor or the Underlying Shares except as permitted by the Securities Act and Blue Sky Laws.  Notwithstanding the foregoing, this representation and warranty shall not limit the Investor’s right to sell the Shares, or the Warrant Shares pursuant to this Agreement, or in compliance with an exemption from registration under the Securities Act.

(b)           Each Investor understands and acknowledges that the offering of the Securities pursuant to this Agreement will not be registered under the Securities Act or qualified under any Blue Sky Laws on the grounds that the offering and sale of the Securities are exempt from registration and qualification, respectively, under the Securities Act and the Blue Sky Laws, and that the Company’s reliance upon such exemption is predicated upon such Investor’s representations set forth in this Agreement.

(c)           Each Investor covenants that, unless the Securities or the Warrant Shares have been registered pursuant to the Securities Act, such Investor will not dispose of such securities unless and until such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with an opinion of counsel reasonably satisfactory in form and substance to the Company and its counsel to the effect that (i) such disposition will not require registration under the Securities Act and (ii) appropriate action necessary for compliance with the Securities Act and any applicable state, local or foreign law has been taken; provided, however, that an Investor may dispose of such securities without providing the opinion referred to above if the Company has been provided with adequate assurance, reasonably satisfactory to the Company and its counsel, that such disposition is made in compliance with Rule 144 under the Securities Act (or any similar or analogous rule) and any applicable state, local or foreign law.

(d)           In connection with the investment representations made herein, each Investor represents that (i) such Investor is able to fend for itself in the Contemplated Transactions; (ii) such Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Investor’s prospective investment in the Securities; (iii) such Investor has the ability to bear the economic risks of such Investor’s prospective investment and can afford the complete loss of such investment; (iv) such Investor has read the SEC Documents; (v) such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities; and (vi) such Investor has had access to officers of the Company and an opportunity to ask questions of and receive answers from such officers and has had all questions that have been asked by such Investor satisfactorily answered by the Company.

(e)           Each Investor further represents by execution of this Agreement that such Investor qualifies as an “accredited investor” as such term is defined under Rule 501 promulgated under the Securities Act.  Any Investor that is a corporation, a partnership, a trust or other business entity further represents by execution of this Agreement that it has not been organized for the purpose of purchasing the Securities.

(f)           By acceptance hereof, each Investor agrees that the Shares or the Warrant Shares may not be sold by such Investor without registration under the Securities Act or an exemption therefrom, and therefore such Investor may be required to hold such securities for an indeterminate period.

3.4.           Legends.  All certificates for the Shares, the Warrants, and the Warrant Shares and each certificate for any such securities issued to subsequent transferees of any such certificate (unless otherwise permitted herein) shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.”

In addition, such certificates shall bear any legend that, in the opinion of the Company’s counsel, is required pursuant to any state, local or foreign law.

3.5.           Acknowledgment of Reliance. The Investor hereby agrees and acknowledges that the Company has been induced to enter into this Agreement and to issue and sell the Securities hereunder, in part, based upon the representations, warranties and covenants of the Investor contained herein.

4.             Additional Covenants of the Company.

4.1.           Form D.  As soon as is practicable following the Closing, the Company shall prepare and file with the SEC a Form D concerning the sale of the Securities.  Thereafter, the Company shall furnish such information statements to the stockholders of the Company in accordance with the appropriate SEC rules and regulations and shall take all such other actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the conversion of all Warrants from time to time outstanding.

4.2.           Registration Rights.

(a)           Deadline To Go Effective. As soon as practicable following the Effective Date, but in any event within 21 days of the Effective Date, The Company shall prepare and file a registration statement under the Securities Act to permit the resale of the Shares and the Warrant Shares (“Registrable Securities”) from time to time, including as permitted by Rule 415 under the Securities Act (or any similar provision then in force under the Securities Act) with respect to all of the Registrable Securities (the " Registration Statement" ). The Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective no later than 120 days following the Effective Date. A Registration Statement filed pursuant to this Section 4.2 shall be on such appropriate registration form of the Commission as shall be selected by the Company. The Company will use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this Section 2.01 to be continuously effective under the Securities Act until the earlier of (i) the date as of which all such Registrable Securities are sold by the Purchasers or (ii) the date when such Registrable Securities become eligible for resale under Rule 144 (or any similar provision then in force) under the Securities Act (the " Effectiveness Period" ). The Registration Statement when declared effective (including the documents incorporated therein by reference) shall comply as to form with all applicable requirements of the Securities Act and the Exchange Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)           Failure To File. If the Registration Statement required by Section 4.2 of this Agreement is not filed within 21 days after the Effective Date, then each Purchaser shall be entitled to a payment with respect to the purchased Units of each such Purchaser, as liquidated damages and not as a penalty, of 0.25% of the respective amount of subscription per 10-day period following the 22nd day after the Effective Date (the " Liquidated Damages" ). There shall be no limitation on the aggregate amount of the Liquidated Damages payable by the Company under this Agreement to each Purchaser.  The Liquidated Damages payable pursuant to the immediately preceding sentence shall be payable within five business days of the end of each such 10-day period. Any Liquidated Damages shall be paid to each Purchaser in cash or immediately available funds.

5.             Miscellaneous.

5.1.           Entire Agreement; Successors and Assigns.  This Agreement (including all schedules and exhibits thereto) constitutes the entire contract between the parties relative to the subject matter hereof and thereof.  Any previous agreement among the parties with respect to the sale of Securities is superseded by this Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.  Except as expressly provided herein, nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.2.           Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without regard to principles of conflicts of law.  Each party hereby irrevocably consents and submits to the jurisdiction of any Nevada State or United States Federal Court sitting in the State of Nevada, Clark County, over any action or proceeding arising out of or relating to this Agreement and irrevocably consents to the service of any and all process in any such action or proceeding by registered mail addressed to such party at its address specified on the signature page hereof.  Each party waives any objection to venue in Nevada and any objection to an action or proceeding in such state and county on the basis of forum non-conveniens.  Each party waives any right to trial by jury.

5.3.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.4.           Headings.  The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

5.5.           Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery and if a fax number has been provided, upon delivery (with answerback confirmed), addressed to a party at its address and the fax number, if any, shown below or at such other address and fax number as such party may designate by three days advance notice to the other party.

Any notice to the Investors shall be sent to the addresses set forth on the signature pages hereof.

Any notice to the Company shall be sent to:

Respect Your Universe, Inc.
6533 Octave Avenue
Las Vegas, Nevada 89139
Attention:               Kristian Andresen, Corporate Secretary
Telephone:              (888) 455-6183

with a copy to:

Scott D. Olson, Esq.
65 Enterprise
Aliso Viejo, CA 92656
Telephone:              (949) 330-6547
Fax number:            (310) 564-1912

5.6.           Rights of Transferees.  Any and all rights and obligations of Investors herein incident to the ownership of the Securities shall pass successively to all subsequent transferees of such securities, provided that such transfers are made in accordance with the requirements and restrictions governing transfer of the Securities in the Agreement and Warrants, until extinguished pursuant to the terms hereof.

5.7.           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or any other provision of this Agreement.

5.8.           Amendments and Waivers.  Unless a particular provision or section of this Agreement requires otherwise explicitly in a particular instance, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and subscribers for or holders of fifty-one percent (51%) of the aggregate Securities.  Any amendment or waiver effected in accordance with this Section 5.8 shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding (including the Warrant Shares), each future holder of all such Securities (including the Warrant Shares), and the Company.

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SIGNATURE PAGE

TO

RESPECT YOUR UNIVERSE, INC.

SUBSCRIPTION AGREEMENT

IF the PURCHASER is an INDIVIDUAL, please complete the following:

IN WITNESS WHEREOF, the undersigned has executed this Agreement this __ day of June 2011.

Amount of Subscription:            $______________________

Number of Units ($0.60 per Unit):              _______________

___________________________________
Print Name

___________________________________
Signature of Investor

___________________________________
Social Security Number

___________________________________
Address and Fax Number

___________________________________

ACCEPTED AND AGREED:

RESPECT YOUR UNIVERSE, INC.

By:______________________________________
Name:
Title:

Dated:___________________________________

SIGNATURE PAGE

TO

RESPECT YOUR UNIVERSE, INC.

SUBSCRIPTION AGREEMENT

IF the PURCHASER is a PARTNERSHIP, CORPORATION, TRUST or OTHER ENTITY, please complete the following:

IN WITNESS WHEREOF, the undersigned has executed this Agreement this __ day of June, 2011.

Amount of Subscription:           $______________________

Number of Units ($0.60 per Unit):             _______________

_________________________________________
Print Full Legal Name of Partnership,
Company, Trust or Other Entity

By:_X____________________________________
(Authorized Signatory)
Name:
Title:

Address and Fax Number:

_________________________________________
_________________________________________

Employer Identification Number:______________

Date and State of Incorporation or Organization:_____________________________

Date on which Taxable Year Ends:____________

ACCEPTED AND AGREED:

RESPECT YOUR UNIVERSE, INC.

By:______________________________________
Name:
Title:

Dated:___________________________________

EXHIBIT 1

FORM OF WARRANT

Void after June 20, 2013

Warrant No. ______

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THIS WARRANT AND SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.  THIS WARRANT AND SUCH SHARES MAY NOT BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT, AND NO TRANSFER OF THIS WARRANT OR SUCH SHARES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH.

RESPECT YOUR UNIVERSE, INC.

COMMON STOCK PURCHASE WARRANT

Respect Your Universe, Inc., a Nevada corporation (the “Company”), having its principal office at 6533 Octave Avenue, Las Vegas, Nevada 89139, hereby certifies that, for value received, ________________, or assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time on or from time to time after the Commencement Date (as defined below) and before 5:00 P.M., PST, on June 20, 2013, or as extended in accordance with the terms hereof (the “Expiration Date”), ______________ fully paid and non-assessable shares of Common Stock of the Company, at the initial purchase price per share (as defined below) of $1.80 (“Purchase Price”).

Background.  The Company agreed to issue warrants to purchase an aggregate of up to 4,166,667 shares of Common Stock (subject to adjustment as provided herein) (the “Warrants”), in connection with a private placement pursuant to the Subscription Agreement dated June 20, 2011 (the “Subscription Agreement”) between the Company and the investors party thereto (the “Offering”).

Capitalized terms have the meaning as defined in the Subscription Agreement, or if not defined therein, have the following respective meanings:

“Holder” means any record owner of Warrants or the Warrant Shares.

“Market Price” at any date shall be deemed to be (i) if the principal trading market for such securities is a Nasdaq market or another exchange, the average of the high reported sale prices per share of Common Stock for the five preceding consecutive trading days on which the Common Stock trades ending on the date immediately before the date of determination, (ii) if the principal market for the Common Stock is the over-the-counter market, the average of the high reported sale prices per share on such trading days as set forth by such market, (iii) if there is no high reported sale prices per share on such trading days for the Common Stock on such over-the-counter market, the average of the mean of the bid and asking prices per share on such trading days as set forth in the National Quotation Bureau sheet listing such securities for such days, or (iv) if there is no reported high bid and asked prices, as the case may be, reported on any of the five trading days preceding the event requiring a determination of Market Price hereunder, then the Market Price shall be determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

“Original Issue Date” means June 20, 2011.

“Registered” and “registration” refer to a registration effected by filing a registration statement in compliance with the Securities Act, to permit the disposition of Common Stock issued or issuable upon the exercise of Warrants, and any post-effective amendments and supplements filed or required to be filed to permit any such disposition.

“Securities Act” means the Securities Act of 1933 as the same shall be in effect at the time.

1.             Registration, etc.  The Holder shall have the rights to registration of the Warrant Shares issuable upon exercise of the Warrants as set forth in the Subscription Agreement.

2.             Sale or Exercise Without Registration.  If, at the time of any exercise, transfer or surrender for exchange of a Warrant or Warrant Shares previously issued upon the exercise of Warrants, and such Warrant or Warrant Shares has not been registered under the Securities Act, the Company may require, as a condition of allowing such exercise, transfer or exchange, that the Holder or transferee of such Warrant or Warrant Shares, as the case may be, furnish to the Company an opinion of counsel, reasonably satisfactory to the Company, to the effect that such exercise, transfer or exchange may be made without registration under the Securities Act, provided that the disposition thereof shall at all times be within the control of such Holder or transferee, as the case may be, and provided further that nothing contained in this Section 2 shall relieve the Company from complying with its obligations concerning registration of Warrant Shares pursuant to the Subscription Agreement.

3.             Exercise of Warrant.

3.1.           Exercise in Full.  Subject to the provisions hereof, this Warrant may be exercised in full by the Holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such Holder, to the Company at its principal office accompanied by payment, in cash, bank wire or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock issuable upon exercise of this Warrant by the Purchase Price per share, after giving effect to all adjustments through the date of exercise.

3.2.           Partial Exercise.  Subject to the provisions hereof, this Warrant may be exercised in part by surrender of this Warrant in the manner and at the place provided in Section 3.1 except that the amount payable by the Holder upon any partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock (without giving effect to any adjustment therein) designated by the Holder in the subscription at the end hereof by (b) the Purchase Price per share.  Upon any such partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the Holder in the subscription at the end hereof.

3.3           Mandatory Exercise.  On the condition that the Company maintains an effective Registration Statement with regard to the Warrant Shares, the Holder shall be required to exercise, in accordance with Section 3.1, the purchase rights represented by this Warrant on the date that is 30 days following the Company’s notice to the Holder that the average of the Market Prices for the Common Stock for at least 10 consecutive trading days has exceeded $3.60 (subject to adjustment for stock splits, stock dividends, recapitalizations or other similar events with respect to the Common Stock).  Holder agrees that the Warrant shall be canceled immediately in the case of Holder’s failure to comply with this Mandatory Exercise provision.

3.4.           Company to Reaffirm Obligations.  The Company will, at the time of any exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights (including, without limitation, any right to registration of the Warrant Shares) to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that if the Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such Holder any such rights.

3.5.           Certain Exercises.  If an exercise of a Warrant or Warrants is to be made in connection with a registered public offering or sale of the Company, such exercise may, at the election of the Holder, be conditioned on the consummation of the public offering or sale of the Company, in which case such exercise shall not be deemed effective until the consummation of such transaction.

4.             Delivery of Stock Certificates, etc., on Exercise.  As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten business days after delivery or surrender of all documents and instruments required to be delivered or surrendered to the Company for such exercise, including payment of the exercise price in cash in accordance with this Warrant, the Company at its own expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which such Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current Market Price of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 5 or otherwise.

5.             Dividends; Reclassifications, Exchange or Substitution; Combinations

(a)           If the Company declares or pays a dividend on its Common Stock payable in Common Stock, or other securities, subdivides the outstanding Common Stock into a greater or lesser amount, as applicable, of Common Stock, then upon exercise of this Warrant, for each Warrant Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Warrant Shares of record as of the date the dividend or subdivision occurred.

(b)           Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Warrant Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event.  The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this Section 5(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

(c)           If the outstanding Warrant Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Purchase Price shall be proportionately increased.

6.             Further Assurances.  The Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock upon the exercise of all Warrants from time to time outstanding.

7.             Reservation of Stock, etc., Issuable on Exercise of Warrants.  The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, all shares of Common Stock from time to time issuable upon the exercise of the Warrants.

8.             Exchange of Warrants.  Subject to the provisions of Section 2 hereof, upon surrender for exchange of any Warrant, properly endorsed, to the Company, as soon as practicable, the Company at its own expense will issue and deliver to or upon the order of the Holder thereof a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

9.             Replacement of Warrants.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

10.           Negotiability, etc.  Subject to Section 2 above, this Warrant is issued upon the following terms, to all of which each Holder or owner hereof by the taking hereof consents and agrees:

(a)           subject to the provisions hereof, title to this Warrant may be transferred by endorsement (by the Holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

(b)           subject to the foregoing, any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

(c)           until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

11.           Notices, etc.  All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder, or, until an address is so furnished, to and at the address of the last Holder of this Warrant who has so furnished an address to the Company.

12.           Miscellaneous.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holders of outstanding Warrants to purchase a majority of the shares of Common Stock underlying all the outstanding Warrants.  This Warrant is being delivered in the State of Nevada and shall be construed and enforced in accordance with and governed by the laws of such State.  The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.  Subject to Section 2 hereof, this Warrant is fully assignable at any time.

13.           Amendments.  This Warrant may not be amended, modified or terminated, and no rights or provisions may be waived, except with (a) the written consent of the Holder and the Company or (b) in the event that all Warrants issued under the Subscription Agreement are to be amended in like fashion, a majority in interest of the holders of all such Warrants and the Company.

Dated: June ___, 2011

RESPECT YOUR UNIVERSE, INC.

By:________________________________
Name:
Title:

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To: RESPECT YOUR UNIVERSE, INC.

The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, shares of Common Stock of RESPECT YOUR UNIVERSE, INC., and herewith makes payment therefor:

of $____________

and requests that the certificates for such shares be issued in the name of, and delivered to, ___________________, whose address is _______________________.

The undersigned represents that the undersigned is acquiring such securities for its own account for investment and not with a view to or for sale in connection with any distribution thereof (except for any resale pursuant to, and in accordance with a valid registration statement effective under the Securities Act of 1933).

Dated: __________________

__________________________________________
(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

 __________________________________________
(Address)

____________	Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised).

FORM OF ASSIGNMENT

(To be signed only upon transfer of Warrant)

For value received, the undersigned hereby sells, assigns and transfers unto _________________________ the right represented by the within Warrant to purchase _________ of Common Stock of RESPECT YOUR UNIVERSE, INC. to which the within Warrant relates, and appoints ______________________________ Attorney to transfer such right on the books of RESPECT YOUR UNIVERSE, INC. with full power of substitution in the premises.  The Warrant being transferred hereby is one of the Warrants issued by RESPECT YOUR UNIVERSE, INC. as of June 20, 2011 to purchase an aggregate of up to _________ shares of Common Stock.

Dated:_______________

__________________________________________
(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

__________________________________________
(Address)

Signature guaranteed by a Bank
or Trust Company